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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Form 10-K/A of our report dated May 15, 2000 relating to the Financial Statement Schedules, which appears in Intraware, Inc.'s Annual Report on Form 10-K and Form 10-K/A for the year ended February 29, 2000.



/s/ PricewaterhouseCoopers LLP


San Jose, CA
November 9, 2000